UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2010

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 12, 2010, the Board of Directors of Jo-Ann Stores, Inc. (the "Company") increased the authorization under the Company's existing common share repurchase program by one million shares. Under the existing program, 115,165 common shares remained available for purchase by the Company. The Company is now authorized to repurchase up to an aggregate of 1,115,165 common shares under the program. Purchases under the program may be made from time-to-time in the open market or in negotiated transactions and at such prices and upon such other terms as the Company determines. The expanded common share repurchase program has no stated expiration date.

On August 12, 2010, the Company's Board also reduced the size of the Board from ten members to nine. As previously announced, Joseph DePinto resigned from the Board effective August 1, 2010. The Board has determined not to add an additional director to replace Mr. DePinto at the current time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

August 16, 2010	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary